Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on October 14, 2008 (including additional amendments thereto) with respect to the shares of Common Stock, par value $.001 per share, of Actel Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  October 13, 2008

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
By: RCG Starboard Advisors, LLC,
       its investment manager

PARCHE, LLC
By: RCG Starboard Advisors, LLC,
       its managing member

RAMIUS ENTERPRISE MASTER FUND LTD
By: Ramius Advisors, LLC,
       its investment advisor

RCG PB, LTD
By: Ramius Advisors, LLC,
       its investment advisor
RCG STARBOARD ADVISORS, LLC By: Ramius LLC, its sole member RAMIUS ADVISORS, LLC By: Ramius LLC, its sole member RAMIUS LLC By: C4S & Co., L.L.C., as managing member C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon Title: Authorized Signatory

/s/ Jeffrey M. Solomon
JEFFREY M. SOLOMON
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss